True91672894DATED            June 2000






(1)       SHURGARD STORAGE CENTERS INC.





(2)       DAVID K. GRANT





(3)       SSC BENELUX & CO S.C.A. (a Partnership)



_____________________________

SERVICE AGREEMENT
_____________________________





TITMUSS SAINER DECHERT
2 Serjeants' Inn,
London EC4Y 1LT

Draft: 7
Ref: CE821/057824
Date: 27/06/00
WP No: 1672894

THIS AGREEMENT is made on [                  ] 2000

BETWEEN:-
(1)       SHURGARD STORAGE CENTERS INC. a company incorporated
          in  the  State  of Washington, USA whose  registered
          office is at 1155 Valley Street, Suite 400, Seattle, Washington 98109 ("the Company");
(2)       DAVID  K. GRANT of 49 Rue du Printemps, 1380  Ohain,
          Belgium ("the Executive"); and
(3)       SSC  BENELUX & CO S.C.A. (a Partnership)  registered
          with  the Register of Commerce of Brussels,  Belgium
          under no. 587.679 whose registered office is at Quai
          Du  Commerce  48, 1000 Brussels, Belgium  ("Shurgard
          Europe").
WHEREAS:-
(1)       The Executive has been employed by the Company since
          1985  working  out of the Company's headquarters  in
          Seattle,  USA.   In  1996 the Executive  accepted  a
          transfer  to Brussels where he is currently employed
          by  the Company in the role of President of Shurgard
          Europe.   All  costs associated with the Executive's
          employment  are  paid for directly  by  the  Company
          which  costs  are   reimbursed  to  the  Company  by
          Shurgard Europe.
(2)       The Executive and the Company originally agreed that
          the Executive's transfer to Brussels would terminate
          at  the  end  of  2000 at which point the  Executive
          would  return  to  work  for  the  Company  at   its
          headquarters  in  Seattle,  USA.   Shurgard   Europe
          (through  its  Board  of  Managers)  has  asked  the
          Company   and  the  Executive  to  agree  that   the
          Executive's  employment in Europe shall be  extended
          for a further period.
(3) The Company and the Executive have agreed to such an extension until the 30 June 2003 upon the terms and conditions of this agreement. After the completion of the extension it is the intention of the Company and the Executive that the Executive should relocate to the Company's headquarters in Seattle, USA.
(4) The Executive is concerned about the implications for his employability in the USA of a further lengthy period of work in Europe and the Company acknowledges this. In recognition of this and in recognition of the Executive's long and valued service to the Company the parties have agreed that the Executive shall be entitled to the termination payment referred to in clause 2.1 hereof in the event that he is not offered suitable employment by the Company in the USA on the expiration of this agreement on the 30th June 2003 (or the Termination Date if earlier).
IT IS AGREED THAT:-
1.        DEFINITIONS
1.1       In  this  agreement  and the  schedules  to  it  the
          following  expressions  shall,  unless  the  context
          otherwise   requires  or  otherwise   as   expressly
          provided, have the following meanings:-
1.1.1     "associated  company"  any  company  (or  subsidiary
          thereof  as  defined in clause 1.1.6) in  which  any
          company  in the Group is or shall be the  holder  of
          not  less  than 10% of the equity share capital  (as
          defined  by  Section 744 Companies Act 1985)  or  to
          which  the  Company  or  any company  in  the  Group
          renders or shall render substantial managerial, administrative or technical services;
1.1.2     "basic  salary"  the annual salary  payable  to  the
          Executive pursuant to clause 4.1;
1.1.3     "Board" the Board of Managers of Shurgard Europe (or
          any   director   or  committee  of  directors   duly
          authorised  by  the  Board of Managers  of  Shurgard
          Europe for the due purposes of this agreement);
1.1.4     "Commencement Date" 1 July 2000;
1.1.5     "Confidential Information":-
1.1.5.1   any  trade secrets, customer lists, trading  details
          or   other  information  of  a  confidential  nature
          relating to the goodwill and secrets of any  company
          in the Group (including, without limitation, details
          of  the  activities,  businesses,  expansion  plans,
          business strategy, marketing plans, sales forecasts,
          forward     planning    programmes,     investments,
          prospective investments (and the respective terms of
          such  investments), research activities, inventions,
          ideas, computer programs, secret processes, designs,
          financial information, results and forecasts of  any
          such company and details of its employees and contractors and of the requirements, terms of trade and identity of its suppliers and customers); and
1.1.5.2   any other information specifically designated by any
          company in the Group as confidential; and
1.1.5.3   any information in relation to which any company  in
          the  Group  owes  a duty of confidentiality  to  any
          third party;
1.1.6 "directly or indirectly" (without prejudice to the generality of the expression) whether as principal or  agent (either alone or jointly or in partnership
          with  any  other  person  firm  company)  or  as   a
          shareholder or holder of loan capital in  any  other
          company  or  being  concerned or interested  in  any
          other  person  firm  or company  and  whether  as  a
          director partner consultant employee or otherwise;
1.1.7     "Group"  together Shurgard Europe, the Company,  any
          holding  company of the Company and  any  subsidiary
          and  subsidiary undertakings of the Company  and  of
          such holding company within the meanings of sections
          258, 736 and 736A of the Companies Act 1985 and  any
          associated company;
1.1.8     "holiday  year"  a  calendar  year  commencing   1st
          January;
1.1.9 "Termination Date" the date of the termination of this agreement; and
1.1.10 "working days" weekdays but excluding Saturdays, Sundays, bank or other public holidays.
1.1.11    "Partnership Agreement"  an agreement dated the  8th
          October 1999 between the Company, Grana International SA, Fremont SE Ventures, AIG Self Storage, Deutsche Bank Aktiengesellschaft, London Credit Suisse First Boston and others.
1.1.12    "Suitable  Employment" an offer of employment,  made

          in good faith, which:

          (i)  is located at a place situated not more than 25

               miles from the metropolitan statistical area of

               Seattle, Washington, USA; and

          (ii) has duties and responsibilities and a status which are comparable to and consistent with the duties, responsibilities and status enjoyed by the Executive as at the Termination

               Date; and

          (iii)has a basic salary which is not less than the basic

               salary; and

          (iv) has benefits which are comparable to and in any event no less favourable than the benefits received by the Executive under clause 1 and clause 2 of the second schedule to this agreement; and

          (v)  provides the Executive with an opportunity to earn a

               bonus comparable to the Bonus; and

          (vi) has terms and conditions which are otherwise generally no less favourable to the Executive than the terms hereof

               (excepting clause 2.1 and the Third Schedule which are

               specific to this agreement); and

          (vii)is of a kind which is suitable in relation to the

               Employee's experience with the Company and appropriate for him to do in the circumstances and

         (viii)is for a term of not less than 30 months which shall not be terminable by the Company on shorter notice save for gross misconduct or if the Company elects to terminate and make a payment in lieu of notice to the Executive of a sum equal to the basic salary which the Executive would have

               earned in the period from the date of such termination until the date on which the term of the agreement was due to expire together with a further sum equivalent to the value of the benefits to which the Executive would have been entitled

               during such period, to the extent that the Executive does not in fact receive those benefits for the whole or part of such period; and

          (ix) has a schedule which is identical to the fourth schedule hereof.

2.        TERM
2.1.1     The  Company  shall  employ the  Executive  and  the
          Executive shall serve the Company as from the Commencement Date, subject to the terms and conditions of this agreement until the 30 June 2003, whereupon the Executive shall be offered Suitable Employment and relocated to the USA. Should the Company not offer the Executive Suitable Employment with the Company on the expiration of this agreement on the 30 June 2003 (or the Termination Date if earlier) the Company shall pay to the Executive a termination payment in the amount and manner set out in Schedule 3(a) hereof together with whatever payment shall be due to the Executive under clause 2.3 hereof. If the Company offers the Executive Suitable Employment with the Company on the expiration of this agreement on 30 June 2003 (or the Termination Date if earlier) but the Executive will not be reporting to Chuck Barbo in his new position, the Executive may reject this offer of Suitable Employment in which event the Company shall pay to the Executive a termination payment in the amount and manner set out in
          Schedule 3(b) hereof together with whatever payment shall be due to the Executive under clause 2.3 hereof. It is acknowledged by the Company that if the Executive's employment shall be terminated by the Company prior to 30 June 2003, it may only do so lawfully in accordance with clause 2.3 below or as otherwise provided in this agreement. Any payment due to be made under this clause 2.1 shall be subject to the Executive signing such documentation as the Company shall reasonably require to confirm that the Executive accepts the payment (together with whatever payment may be due to the Executive under clause 2.3 hereof) in full and final settlement of any claims he may have against the Company or Shurgard Europe arising out of the termination of his employment (excepting only any claim to enforce the terms of this agreement or in respect of accrued pension rights or personal injury).
2.1.2     For the avoidance of doubt, if the Executive elects
          to terminate his employment (which he may do lawfully by giving one month's written notice) prior to 30 June 2003 - other than in circumstances where he is entitled to consider himself as having been constructively dismissed - no payment shall be due to him under this agreement.
2.2       The Executive's period of continuous employment with
          the Company began on 11 November 1985.
2.3       Subject to clause 2.1 and without prejudice  to  the
          continued  applicability of Schedule  3  hereof  the
          Company   reserves  the  right   in   its   absolute
          discretion  at  any time lawfully to terminate  this
          agreement with immediate effect by giving notice  of
          such termination and by paying to the Executive,  in
          lieu of salary and other benefits pursuant to this agreement, an amount equal to the basic salary which the  Executive would have earned during  the  period
          from  the date of such termination until the 30 June
          2003  together with a further sum equivalent to  the
          value  of benefits (including the Executive's  Bonus
          payable  under clause 4.2 hereof but only in respect
          of  the calendar year in which the Termination  Date
          occurs  calculated pro rata) to which the  Executive
          would  have been entitled during such period to  the
          extent  that the Executive does not in fact  receive
          those benefits for the whole or part of such period.
          The  Company  shall  have the  option  to  elect  to
          continue  to provide such benefits for the whole  or
          part of such period or make a payment in respect  of
          the benefits as provided under this clause 2.3.  Any
          payment to the Executive pursuant to this clause 2.3
          will   be   subject  to  tax  and  other   statutory
          deductions  as  required  from  time  to  time.   In
          addition,  any payment to the Executive pursuant  to
          this  clause 2.3 shall serve to offset the Company's
          liability  to  the Executive (if any) arising  under
          clause 2.1 and the third schedule hereof on a dollar
          for dollar basis.
3.        JOB TITLE AND DUTIES
3.1       The  Executive  shall be employed  as  President  of
          Shurgard  Europe  and  shall report  to  Charles  K.
          Barbo, Chairman of the Board or such other person as
          the Board may nominate from time to time.
3.2       The  Executive shall also continue to  serve  as  an
          officer  of the Company under the title of Executive
          Vice-President.
3.3       The  Executive  shall (in addition to observing  his
          implied  duty  of  fidelity  and  his  duties  as  a
          director at law):-
3.3.1     use  all proper means to the best of his ability  to
          maintain  and improve the businesses of the Company,
          Shurgard  Europe and the companies in the Group  and
          further their respective reputations and interests;
3.3.2     faithfully, efficiently and diligently perform those
          duties  and  exercise such powers as are  consistent
          with  them which shall from time to time be assigned
          to or vested in him;
3.3.3 comply with all lawful and reasonable directions, restrictions, rules and regulations from time to time  laid down or adopted by the Company,  Shurgard
          Europe and/or the Board;
3.3.4     at all times promptly give to the Board (in writing,
          if   so  requested)  such  information,  advice  and
          explanations  as  it may require in connection  with
          matters  relating  to  his  employment  under   this
          agreement  or  with the business of the  Company  or
          Shurgard Europe or any company in the Group; and
3.3.5 immediately disclose to the Board (in writing if so requested) all facts and matters which may or do give  rise  to  a  conflict between the  Executive's
          personal  interests  and those  of  the  Company  or
          Shurgard  Europe  or the Group.3.4    The  Executive
          shall  devote himself exclusively to the performance
          of  his duties during normal office hours (which are
          9.00  am to 6.00 pm with a lunch break of one  hour)
          and  at  all other times which may be necessary  for
          the  proper performance of his duties except in  the
          case of illness or accident.
3.5       The  Executive's place of employment shall be at  14
          St  Mary's  Road, Long Ditton, Surbiton, Surrey  KT6
          5EY  or  any  other  place of  business  within  the
          Greater  London  area  from  where  the  Company  or
          Shurgard Europe may operate from time to time.   The
          Executive  shall not be required to  be  permanently
          employed   elsewhere  without  his   consent.    The
          Executive  shall undertake such travel  both  within
          and  outside the United Kingdom as may be  necessary
          for the proper performance of his duties.
3.6       The   Executive   shall   under   no   circumstances
          whatsoever either directly or indirectly receive  or
          accept  for his own benefit any commission,  rebate,
          discount,  gratuity  or  profit  from  any   person,
          company  or  firm having business transactions  with
          any  company  in the Group unless previously  agreed
          with the Board.
3.7       The  Company  shall  pay  all reasonable  relocation
          expenses  necessarily incurred by the  Executive  in
          changing  his place of employment from  its  current
          location   at  Quai  du  Commerce,  48  Handelskaai,
          Brussels B-1000, Belgium to 14 St Mary's Road,  Long
          Ditton, Surbiton, Surrey KT6 5EY or such other place
          within  the  Greater London area as the Company  may
          direct.  For the avoidance of doubt, such relocation
          expenses  shall include but shall not be limited  to
          all  reasonable  removal charges,  storage  charges,
          interim   housing  costs,  relocation  and  property
          search costs, estate agent's charges, legal fees and
          travel costs.
3.8       In  addition, on the termination of this  agreement,
          howsoever   caused,  the  Company  shall   pay   all
          reasonable relocation expenses necessarily  incurred
          by  the  Executive  in relocating  himself  and  his
          family to the USA. For the avoidance of doubt, such relocation expenses shall include but shall not be limited  to all reasonable removal charges,  storage
          charges,  interim  housing  costs,  relocation   and
          property search costs, estate agent's charges, legal
          fees and travel costs.
3.9       The  Company  shall  continue to  pay  all  and  any
          ongoing  storage costs incurred by the Executive  in
          the  USA arising from his transfer to Europe in 1996
          until  the  30th June 2003 or the Termination  Date,
          whichever be the earlier.
4.        REMUNERATION
4.1       The  basic  salary (which shall accrue from  day  to
          day)  shall be US$300,000 per annum payable  through
          the Company's standard US payroll system subject  to
          review   by  the  Board  on an  annual  basis.   The
          Executive  shall not be entitled as of  right  to  a
          salary  increase  but the basic salary  may  not  be
          reduced  on such review.  The basic salary shall  be
          deemed   to  be  inclusive  of  a  cost  of   living
          adjustment for living in London of $50,000 per annum
          and  any director's fees and other emoluments  which
          the  Executive may receive or be entitled to receive
          from the Group.
4.2       The Executive shall be entitled to be paid an annual
          bonus  ("the Bonus").  The amount of the Bonus shall
          be   calculated  by  reference  to  the  Executive's
          performance as measured against performance  targets
          for  Shurgard  Europe which shall be agreed  between
          the  Executive  and  the Board from  time  to  time.
          Should  the  agreed performance targets be  met  the
          Bonus  shall  be 33% of the  basic salary.   If  the
          performance  targets are exceeded  or  not  met  the
          Bonus  shall  be  adjusted according  to  a  formula
          agreed by the parties from time to time.  The  Bonus
          for  2003  shall be calculated pro rata.  The  Bonus
          shall  be  paid as soon as is reasonably practicable
          following  the end of the calendar year and  in  any
          event  no  later  than  the 30  March  in  the  year
          immediately  following the bonus  year.   The  first
          full  bonus  year for the purposes  of  this  clause
          shall be 2001.  The Bonus for 2003 shall be paid  no
          later  than the 30 September 2003.  In the period  1
          July  to  the  31 December 2000 the Executive  shall
          continue to be entitled to participate in the  bonus
          programme  applicable  to him immediately  prior  to
          this  agreement which has a target rate  of  10%  of
          basic salary.
4.3       It is the  intention of Shurgard Europe to introduce  a
          share option/stock ownership scheme (the "Long Term Compensation Plan") which will apply in the period commencing on the 1 January 2002 for the benefit of its senior executives, including the Executive. If and when Shurgard Europe implements such a scheme (or schemes) the Executive shall be entitled to participate in it at a level commensurate with his status and on terms no less favourable than for comparable executives subject always to the rules from time to time of any such scheme. The Company and the Board contemplate that provided certain agreed business objectives are met the Long Term Compensation Plan shall have the potential to generate an additional income (through increased stock appreciation) for the Executive of $400,000 per annum
4.4       The Company shall make such deductions for PAYE and
          National Insurance Contributions as are required by UK law. The Executive will also remain subject to the USA Social Security System. Both the Company and the Executive will make the standard employer and employee contributions thereunder.
4.5       The Executive shall file personal income tax returns
          and pay related taxes in both the USA and the United
          Kingdom.   The Company will retain and  pay  for  an
          accounting firm of the Executive's choice (currently
          Deloitte  &  Touche) to prepare the Executive's  tax
          returns  and  generally assist  the  Executive  with
          related   tax   planning  and   "tax   equalisation"
          calculations.  The Company will pay to the Executive
          a sum in respect of tax equalisation costs according
          to the tax equalisation calculation/method currently
          agreed   and  operated  by  the  Executive  and  the
          Company.
5.        EXPENSES
5.1       The   Company  shall  repay  to  the  Executive  all
          expenses  reasonably and properly  incurred  by  the
          Executive  in  the performance of his  duties  under
          this  agreement  in any month and  upon  appropriate
          evidence of such expenditure being provided  to  the
          Company.
5.2       The  Executive  undertakes to observe the  Company's
          policy on expenses.
5.3       For  the  avoidance of doubt, in the performance  of
          his  duties  hereunder it shall be  proper  for  the
          Executive  to  use  first  class  rail  travel   and
          business  class air travel.  The Company shall  also
          pay  all telephone call and rental expenses  of  the
          Executive in respect of his car and mobile telephone
          subject  to production to the Company, if  required,
          of appropriate evidence of such expenditure.
5.4       The  Executive shall be provided with a credit  card
          by  Shurgard  Europe but it must only  be  used  for
          expenses incurred by the Executive in performing his
          duties  under  this agreement.  To the  extent  that
          such  charges  are partly personal  in  nature,  the
          Executive  shall promptly reimburse the Company  via
          his expenses reporting procedure.
6.        HOLIDAYS
6.1 The Executive shall (inclusive of his statutory entitlement under the Working Time Regulations 1998)
          be  entitled to paid holidays of 20 working days per
          calendar  year  accruing pro rata over  the  holiday
          year  in addition to all usual bank and other public
          holidays.
6.2       Upon  termination of the Executive's employment  for
          any reason other than gross misconduct the Executive
          shall  be entitled to pay in lieu of any accrued but
          untaken holiday entitlement. Upon termination of the Executive's employment for any reason, the Executive shall  be required to make a payment to the  Company
          in respect of holiday taken in excess of the accrued
          holiday  entitlement at the rate described above  in
          this clause.  Any such sum due to the Company may be
          deducted   from  any  remuneration  or  other   sums
          otherwise payable by the Company to the Executive.
7.        ILLNESS OR ACCIDENT
7.1       The Executive shall be entitled to receive the basic
          salary and other contractual benefits to which he is
          entitled under this agreement if prevented from performing his duties through illness, accident or
          other   such  incapacity  only  for  a  period   not
          exceeding  6  consecutive months or an aggregate  of
          120 working days (whether consecutive or not) in any
          12  consecutive  calendar months.   The  Executive's
          entitlement to basic salary and other benefits under
          this  agreement,  save for any payment  to  be  made
          pursuant under any permanent health insurance scheme
          in  which  the Executive is entitled to  participate
          pursuant  to the second schedule, shall  cease  upon
          the expiry of the period referred to in this clause.
7.2       The  basic  salary  payable by the  Company  to  the
          Executive in circumstances where clause 7.1  applies
          shall  abate by the amount of sickness or disability
          benefit  which  the  Executive  receives  under  any
          scheme maintained by the Group or under any relevant
          legislation.
7.3       The  Executive shall notify the Company  immediately
          of any illness, accident or other incapacity in such
          form and thereafter at such intervals as the Company
          may reasonably require.
7.4       Subject always to the terms of clause 20.5 hereof if
          the Executive shall be prevented from performing his
          duties   as   a  result  of  illness,  accident   or
          incapacity for any period in excess of 6 consecutive
          months or an aggregate of 120 working days (whether consecutive or not) in any period of 12 consecutive months,  the  Company  may, subject  to  clause  2.1
          hereof,  terminate  the  Executive's  employment  by
          giving the statutory minimum period of notice  or  1
          months'  notice in writing (whichever shall  be  the
          greater), in which case the Executive shall  not  be
          entitled  to  any  further compensation  under  this
          agreement,   except  for  relocation   expenses   as
          provided for in clause 3.8.  Any payment made to the
          Executive  under clause 2.1 and the  third  schedule
          hereof  following  a termination  pursuant  to  this
          clause 7.4 shall abate by the amount of any related disability benefit which the Executive receives under  the  disability insurance  scheme  maintained
          pursuant  to clause 1 of the second schedule  hereof
          in the t period of eighteen  months .
7.5       In circumstances where the Executive shall have been
          prevented from performing his duties for the periods
          referred  to in clause 7.4, the Company may  in  its
          absolute  discretion, if the Executive is a director
          of  the Company or any company in the Group, require
          the Executive to resign any such directorship (the imposition by the Company and the compliance by the
          Executive   with   which   requirement   shall   not
          constitute a breach of contract on the part  of  the
          Company)  and, if the appropriate resignation  shall
          not  be signed and delivered by the Executive to the
          Board  within  seven  days  of  such  request,   the
          Executive  agrees  that the Board  may  appoint  any
          other director of the Company to sign such notice of resignation for and on behalf of the Executive and in his name for such purpose.
8.        BENEFITS
8.1       The  Executive  shall be entitled  to  the  benefits
          provided  by the Company and/or Shurgard  Europe  as
          set out in the second schedule.
8.2       The  benefits  set  out in the second  schedule  are
          available to the Executive subject to the following:-
8.2.1     the  Executive shall only be eligible to receive the
          benefits subject to and in accordance with the rules
          of the relevant scheme or such other rules and regulations as may be laid down by the Company and/or Shurgard Europe from time to time;
8.2.2     the  Company  and/or Shurgard Europe may  amend  the
          terms  or  rules of any benefit at any time provided
          any such amendment is of general application.
9.        AUTHORITY
          The Executive shall not without the prior consent of
          the Board:-
9.1       act in contravention of the terms of the Partnership
          Agreement  insofar  as they relate  to  him  in  his
          capacity as President Shurgard Europe; or
9.2       incur on behalf of the Company or any company in the
          Group any capital expenditure in excess of such  sum
          as  may be authorised from time to time and notified
          to the Executive; or
9.3       enter  into on behalf of the Company or any  company
          in the Group any commitment, contract or arrangement
          otherwise  than in the normal course of business  or
          outside  the  scope of his normal duties  or  of  an
          unusual or onerous or long term nature;
10.       CONFIDENTIALITY
10.1 The Executive shall not, whether during or after the termination of his employment, except in the proper course  of his duties, use or divulge and shall  use
          his  best endeavours to prevent the use, publication
          or disclosure to any person, firm or company of any Confidential Information which has or may come to his  knowledge in the course of his employment  save
          that this obligation shall not extend to any matters
          which are or shall be in the public domain otherwise
          than due to the default of the Executive.
10.2      Any  Confidential Information as shall  be  made  or
          received by the Executive during the continuance  of
          this  agreement shall be the property of the Company
          and  all  such property and copies thereof shall  be
          surrendered   by  the  Executive  to   the   Company
          immediately upon the termination of this agreement (howsoever occasioned) in accordance with clause 16 or  at  the request of the Board at any time  during
          the course of his employment.
11.       OUTSIDE INTERESTS
          The Executive shall disclose promptly in writing  to
          the Board all his interests (whether by way of shareholdings, directorships or otherwise) in any businesses other than those of the Company or Group.
          The  Executive  shall  not,  when  employed  by  the
          Company, be directly or indirectly concerned or interested in any trade or occupation or business other  than  the businesses of the Company  and  the
          Group except with written permission pursuant to a resolution of the Board (such permission not to be unreasonably withheld or delayed) save that the
          Executive shall be permitted to hold, by way of bona
          fide investment only, shares or securities:-
11.1      in  a company whose shares are not listed, dealt  in
          or  traded  on a recognised stock exchange  provided
          that  such company has no business relationship with
          the  Company or any company in the Group and has not
          in  the  past  had  any  such relationship  and  its
          business does not in the reasonable opinion  of  the
          Board  compete with any business for the time  being
          carried  on  by  the Company or any company  in  the
          Group and the Executive does not participate in the management of such company; and
11.2      in  a  company  listed, dealt  in  or  traded  on  a
          recognised  stock  exchange  not  exceeding  5%   in
          nominal value of the securities of that class.
          In  this clause 11 the expression "occupation" shall
          include membership of Parliament or of a local authority, council or any other public or private work (whether for profit or otherwise).
12.       DISCIPLINE AND GRIEVANCES
12.1      There  are no disciplinary rules as at the  date  of
          this   agreement   applicable  to  the   Executive's
          employment hereunder nor any specific provisions for
          dealing with any grievance.
12.2      In  order  to investigate a complaint or  allegation
          against  the Executive of misconduct or  some  other
          serious  issue  relating to his  employment  and  to
          allow    the   Company   to   carry   out   whatever
          investigations  it  deems  appropriate  in  relation
          thereto,  the  Company may for  whatever  period  it
          considers  necessary but only on reasonable  grounds
          suspend   the  Executive  on  full  pay  and   other
          contractual benefits and require the Executive:-
12.2.1    not  to  enter  any premises of the Company  or  any
          company in the Group; and
12.2.2    to  abstain from contacting any customers,  clients,
          employees or suppliers of the Company or any company
          in the Group.
13.       RESIGNATION OF DIRECTORSHIPS
13.1      If required by the Board to act as a director of any
          company in the Group in  accordance with clause  3.2
          or  if  appointed by agreement with the Board  as  a
          director  of any corporation in which the Group  may
          have  an  interest, the Executive shall resign  from
          any such directorship as the Board may from time  to
          time  require.   A request for any such  resignation
          shall  not  constitute termination of this agreement
          or constructive dismissal of the Executive.
14.       TERMINATION BY DEFAULT
14.1      Notwithstanding   any  other   provision   of   this
          agreement,  the Company may at any time  in  writing
          terminate  the Executive's employment with immediate
          effect  and  without notice or payment  in  lieu  of
          notice and without prejudice to any rights or claims
          which  it  may have against him if at any  time  the
          Executive shall:-
14.1.1    be guilty of gross misconduct ; or
14.1.2    commit a serious breach of this agreement which,  if
          capable   of  remedy,  is  not  remedied  within   a
          reasonable  period after a request from the  Company
          or the Board to the Executive to do so; or
14.1.3    after  warning  commit  any  repeated  or  continued
          material  breach  of  his  obligations  under   this
          agreement; or
14.1.4    become of unsound mind, be or become a patient under
          any mental health legislation or become bankrupt; or
14.1.5    be  disqualified  from holding  office  in  Shurgard
          Europe or any company in the Group by virtue of  any
          legislation.
14.2 The Company's right immediately to terminate the Executive's employment under this clause 14 is without prejudice to any rights it may have to do so
          derived from common law.
15.       TERMINATION BY REORGANISATION OR RECONSTRUCTION
          If during term of this agreement the Executive shall
          have  been offered in writing but shall unreasonably
          have refused or unreasonably failed to agree to  the
          transfer of this agreement by way of novation  to  a
          company  which  as  a  result  of  a  reorganisation
          amalgamation  or  reconstruction  has  acquired   or
          agreed  to  acquire  the whole or substantially  the
          whole   of  the  undertaking  of  the  Company   the
          Executive shall have no claim against the Company in
          respect   of   the  termination  of  his  employment
          hereunder  by  reason  of the  subsequent  voluntary
          winding- up of the Company or of the disclaimer or termination of this agreement by the Company within
          3   months   after  such  unreasonable  refusal   or
          unreasonable failure to agree.
 16.      EXECUTIVE'S OBLIGATIONS UPON TERMINATION
          On the termination of the Executive's employment for
          any reason:-
16.1      if  the Executive shall be a director of any company
          in  the  Group  the  Board may give  him  notice  in
          writing  requesting  him to and he  shall  forthwith
          resign any such directorship and if the appropriate resignation shall not be signed and delivered by the
          Executive to the Board within seven days after  such
          request  the  Executive agrees that  the  Board  may
          appoint  any  director of the Company to  sign  such
          notice  of  resignation for and  on  behalf  of  the
          Executive and in his name for such purpose; and
16.2      the Executive shall forthwith deliver to the Company
          all records documents accounts letters and papers of
          every  description within his possession or  control
          relating to the affairs and business of the  Company
          or  any  company in the Group and any other property
          belonging to the Company or any company in the Group
          provided that the Executive shall not be obliged  to
          return  any  papers  which he has  received  in  the
          capacity  of  shareholder  of  the  Company  or  any
          company in the Group.
17.       SURVIVAL OF COVENANTS ON TERMINATION
17.1      The  Executive undertakes to observe the  provisions
          of the first schedule to this agreement.
17.2      The  Executive and the Company undertake to  observe
          the  provisions  of  the  fourth  schedule  to  this
          agreement.
17.3      Notwithstanding  the termination of this  agreement,
          save  as otherwise provided herein, it shall  remain
          in full force and effect to the extent that the obligations of the Executive which are expressed to operate thereafter or are of a continuing nature are
          concerned  and may be enforced against the Executive
          accordingly.
18.  SHURGARD EUROPE OBLIGATIONS
          Shurgard  Europe agrees that it is a  party  to  and
          bound  by  the  terms  of this agreement.   Shurgard
          Europe  agrees that it shall be liable to  reimburse
          the Company, or pay directly to the Executive as a appropriate, all costs and expenses incurred by the
          Company under this agreement (except for those costs
          and expenses of the Company payable to the Executive
          in  accordance  with  the third schedule  and  those
          costs and expenses which it incurs under clause  3.8
          hereof).
19.  NOTICES
          Any  notice  to  be  given  hereunder  shall  be  in
          writing.
20.  GENERAL
20.1 This agreement shall be governed and construed in all respects in accordance with the laws of England and Wales and the parties agree to submit to the non-exclusive jurisdiction of the Courts of England and Wales.
20.2      For the purposes of this agreement, and notwithstanding
          any of the other provisions of this agreement, the Company will be entitled to carry out all or any of its obligations under this agreement, whether as to payment of remuneration or otherwise, through any company or companies in the Group as the Board may from time to time expressly determine and the Company may enforce the provisions of this agreement either directly as a party to it or as an agent for and on behalf of any such company in the Group.
20.3      The  Executive hereby agrees that the provisions  of
          the  Working  Time Regulations 1998  concerning  the
          limit  on  permissible average weekly working  hours
          shall  not  apply  to him.  Whilst  this  clause  is
          intended  to  remain  valid indefinitely,  it  shall
          remain  subject to the statutory right to  terminate
          its application by three months notice.
20.4      The  Senior Management Employment Agreement  between
          the  Company and the Executive dated the 30  October
          1999,  ("SMEA"), shall terminate on the Commencement
          Date and shall be of no further force and effect.
20.5      Notwithstanding   anything  to  the  contrary   in   this
          agreement and without prejudice to any other sections of this agreement if the Executive's employment with the Company terminates for whatever reason and whether lawfully or not prior to 31 December 2005 the parties agree that the Executive shall (commencing on a date no later than the Termination
          Date), render consultancy services to the Company as an independent consultant pursuant to the terms and conditions set out in the fourth schedule hereof.
21.  VARIATION
          This agreement:-
21.1      contains the whole of the terms agreed in respect of
          the  Executive's employment as from the Commencement
          Date;
21.2      is  in substitution for any other previous agreement
          or  arrangement in respect of his employment by  any
          company in the Group; and
21.3      shall  only  be  capable  of  being  varied   by   a
          supplemental agreement or memorandum in writing signed by or on behalf of the parties hereto.


EXECUTED AS A DEED by the COMPANY  )
in the presence of:-               )
                                   /s/ Charles K. Barbo
                                   Its Director

                                   Director/Secretary


SIGNED AS A DEED and DELIVERED by  )
the EXECUTIVE in the presence of:- )
                                   /s/ David K. Grant


EXECUTED AS A DEED by SSC          )
BENELUX & CO S.C.A. in the presence of:-     )
                                   /s/ Patrick Metdepenninghen
                                   Its Director

                                   Director/Secretary


                      THE FIRST SCHEDULE

1.        DEFINITIONS
          In this schedule unless the context otherwise requires the following expressions shall have the following meanings:-
1.1 "the Business" the business of the Company and Shurgard Europe or any part thereof and any other business or part thereof carried on by any company in the Group as at the Termination Date and/or during the Protected Period and to which the Executive has rendered services or about which he has acquired Confidential Information or by which he has been engaged at any time during the Protected Period;
1.2       "Protected Period" the period of 12 months prior  to
          the Termination Date;
1.3 "Restricted Territory" any standard metropolitan statistical area in which the relevant company in the Group conducts the Business or part thereof and has 10 or more self-storage facilities;
1.4 "the Restriction Period" the period of 12 months following the Termination Date;
1.5 "Senior Executive" a person who at any time whilst the Executive was employed by the Company or engaged by any company in the Group:-
1.5.1 is engaged or employed (other than in a clerical, secretarial or administrative capacity) as an employee director or consultant of that company; and
1.5.2 is or was engaged in a capacity in which he obtained Confidential Information; and
1.5.3     is  so  engaged  at  any time during  the  Protected
          Period.
2. The parties to this agreement agree and acknowledge that it is reasonable and necessary for the protection of the Confidential Information, goodwill, stable workforce, trade secrets and trade connections of the Business that the Executive should be restrained in the terms of the covenants set out in this schedule from making available or using for the benefit of himself or a competitor or potential competitor Confidential Information or trade connections which he has obtained and is likely to obtain in the course of his employment as an Executive of the Company.
3. The Executive accordingly covenants with the Company and Shurgard Europe that in view of the circumstances referred to in paragraph 2 of this schedule, he will not (other than for and on behalf of the Company or any company in the Group) without the prior written consent of the Board (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Group) directly or indirectly:-
3.1       at any time during the Restriction Period:-
3.1.1 (except as the holder, by way of bona fide investment only, of shares or securities listed dealt in or traded on a recognised stock exchange not exceeding 5% in nominal value of the securities of that class) be engaged or concerned or interested or participate in a business the same as or in competition with the Business or relevant part thereof in any Restricted Territory provided always that this paragraph shall not restrain the Executive from being engaged or concerned in any business concern in so far as the Executive's duties or work shall relate solely to:-
(a) geographical areas where the business concern is not in competition with the Business; or
(b) services or activities with which the Executive was not concerned to a material extent during the Protected Period;
3.1.2 in relation to a business which is in competition with the Business, perform any services or supply goods to or deal with any person firm or company who at any time during the Protected Period shall have been a client or customer of the Company or any company in the Group or shall have been a prospective client or customer of such company and with whom the Executive shall have had material contact or dealings or for whose relationship with the Company or any company in the Group the Executive shall have had responsibility or about whom he became aware or informed in the course of his employment at any time during the Protected Period;
3.1.3 canvass solicit or approach in relation to a business which is in competition with the Business the custom of any person who at any time during the Protected Period shall have been a client or customer of the Company or any company in the Group or shall have been a prospective client or customer or such company and with whom the Executive shall have had material contact or dealings or for whose relationship with the Company or any company in the Group the Executive shall have had responsibility or about whom he became aware or informed during the Protected Period; or
3.1.4 offer employment to or employ or offer to conclude any contract for services with or engage any Senior Executive or procure or facilitate the making of such an offer by any person firm or company who shall be in competition with the Business within such Restriction Period; or
3.1.5 solicit or entice any Senior Executive to leave his employment with or cease his directorship of or consultancy with the Company or any company in the Group;
3.2 at any time falsely represent himself as being connected with or interested in the Company or any company in the Group or in the Business.
4. The Executive agrees that if, during his employment pursuant to this agreement or the continuance in force of the restrictions set out in this schedule, he receives an offer of employment or engagement in any capacity from any person, he will immediately provide that person with a complete and accurate copy of this schedule.
5.        The  Executive hereby acknowledges and  agrees  with
          the Company that:-
5.1 each of the sub- clauses contained in paragraph 3 of this schedule constitutes an entirely separate severable and independent covenant and restriction on him;
5.2 the duration, extent and application of each of the restrictions contained in paragraph 3 of this schedule are no greater than is necessary for the protection of the goodwill and trade connections of the Business; and
5.3 in the event that any restriction on him contained in paragraph 3 of this schedule shall be found void but would be valid if some part thereof were deleted such restriction shall apply with any such deletion as may be necessary to make it valid and effective; and
5.4 the Company shall be entitled to seek to enforce such restrictions not only on behalf of itself but also on behalf of any other company in the Group.

                      THE SECOND SCHEDULE

This schedule sets out the benefits to which the Executive  is entitled:-
1.        medical  and  dental insurance; life and  disability
          insurance and liability insurance , all as  per  the
          current  arrangements in place between the Executive
          and the Company;
2.        401K savings plan; and ESOP programs (as per current
          arrangements);
3.1       The Company shall provide the Executive with the use
          of  a  motor  car  ("the Car") of a  type  and  make
          suitable for the status of the Executive subject  to
          any  terms and conditions which the Company may from
          time  to  time impose on the Executive  in  relation
          thereto.   The Car shall be provided by the  Company
          for  the  purpose of enabling the Executive properly
          to perform his duties hereunder and shall be changed
          for a new equivalent model every 60,000 miles or  in
          accordance with the Company's policy in that  regard
          from time to time.
3.2       The Company shall be responsible for the payment  of
          all   road  tax,  insurance  premiums,  maintenance,
          repair and running expenses including petrol and oil
          consumed when the Car is in private use.
4.1       The  Company  will reimburse the Executive  for  the
          school fees paid by the Executive in respect of  the
          attendance of the Executive's daughter Jessica Grant
          at  the  American  International School  in  Cobham,
          Surrey or such other school as may be agreed by  the
          parties from time to time.
4.2       The  Executive shall lease a property in the  United
          Kingdom where he and his family shall reside  during
          the  period of this agreement.  The Company will pay
          to the Executive a sum equal to the full cost of the
          Executive's  housing and related expenses  including
          rental  charges,  insurances  and  utility  expenses
          subject to the maximum limit outlined in clause  4.4
          of  this schedule.  Shurgard Europe shall  serve  as
          the   Executive's  guarantor  under  the   aforesaid
          property lease.
4.3  The Company  will pay for up to ten round trip air  fares
          (business class) between the USA and London for the Executive and his family in any calendar year (subject to clause 4.4 of this schedule). All such travel must be arranged through Shurgard Europe's travel agent and will be paid directly by the Company or Shurgard Europe. The Executive will use his best efforts to arrange such travel, where possible, to coincide with business related travel and to use airline mileage programme awards to help minimise ticket costs.
4.4 The Company's obligation to provide the Executive with the benefits and/or reimbursements provided for in clauses
          3.1, 3.2, 4.2 and 4.3 of this schedule shall be subject to an overall costs cap of 110,000 British pounds per annum ("the Cap"). Should the cost to the Company of complying with its obligations under the said clauses exceed the Cap the Executive shall pay the shortfall.

                      THE THIRD SCHEDULE

(a) An amount equal to the basic salary which the Executive would have earned under this agreement in a 30 month period following the Termination Date together with a further sum equivalent to the value of the benefits to which the Executive would have been entitled during such 30 month period under clauses 1 and 2 of the second schedule to the extent that the Executive does not in fact receive those benefits for the whole or part of such period.

(b) An amount equal to the basic salary which the executive would have earned under this agreement in a 18 month period following the Termination Date together with a further sum equivalent to the value of the benefits to which the Executive would have been entitled during such 18 month period under clauses 1 and 2 of the second schedule to the extent that the Executive does not in fact receive those benefits for the whole or part of such period save that the Executive shall not be entitled to a sum equivalent to the value of those benefits referred to in clause 4 of the Second Schedule to this agreement in respect of any period after 30 June 2003.

(c) With respect to the payments referred to in clauses (a) and (b) above, the Company may elect, at its sole discretion, to pay such amounts:

    (i) in the form of a lump sum payment in which event such payment shall be made within 30 days of the Termination Date; or
    (ii) in equal bi-weekly payments for eighteen or thirty months (as appropriate) each installment to be paid on the Company's regular payroll dates.

(d) If the Company elects to make the payments referred to in clauses (a) and (b) above in installments pursuant to clause (c)(ii) of this schedule and the Executive dies before receiving all the installments, the remaining installments shall be paid to his spouse or otherwise to the Executor or Personnel Representative of his estate unless the Executive has otherwise directed the Company in writing prior to his death.

(e) notwithstanding the foregoing, the Executive agrees that in the event that he engages in conduct which constitutes a material breach of his obligations set out in the first schedule hereof the Company may, in addition to any remedies which it may have under the first schedule, discontinue any further payments due to the Executive under paragraph (c)(ii) of this third schedule. Provided that the Company may not and shall not discontinue such further payments until it has warned the Executive about his conduct and provided him with a reasonable opportunity to remedy the breach or alleged breach (if capable of remedy).

                      THE FOURTH SCHEDULE

(a) Notwithstanding anything to the contrary in this agreement, and without prejudice to any of the other sections of this agreement, if the Executive's employment with the Company terminates for whatever reason and whether lawfully or not prior to December 31 2005, the parties agree that the Executive shall continue to render consultancy services to the Company as an independent consultant of the Company under the terms and conditions set out in this section by entering into an agreement ("the Consulting Agreement") containing the terms set forth in this schedule. Failure to execute the
     Consultancy Agreement shall not impact the validity and enforceability of the obligations set forth in this fourth schedule. The Consultancy Agreement shall begin (or if necessary be deemed to begin) on a date no later than the date on which the Executive's employment with the Company terminates and shall continue until December 31, 2005 unless terminated earlier for gross misconduct or by mutual written consent.

(b)  During  the  term  of  the  Consultancy  Agreement,   the
     Executive shall advise on such matters relating to the self-storage business as the Company deems appropriate.

(c) In consideration of the services to be rendered by the Executive to the Company under the Consultancy Agreement, the Company shall pay the Executive an hourly fee of $100. The Executive shall be available a minimum of 6 hours and a maximum of 12 hours per month and shall be paid each month a minimum lump sum fee of $600, which fee shall be increased if appropriate to correspond with any hours worked in excess of 6 hours.

(d) The Company shall be entitled to credit against the minimum monthly fee for any termination payments made to Executive pursuant to the third schedule hereof.

(e) The Company shall pay the consultancy fees each month within 15 days after receipt of an invoice from the Executive.

(f)  During   the  term  of  the  Consultancy  Agreement   the
     Executive shall be free to engage in other professional activities, subject only to the provisions of the first schedule.

(g)  If  the  Consultancy Agreement would but for this  clause
     (g) be terminated earlier than 31 December 2005 for whatever reason (except for gross misconduct, or by the mutual consent of the parties) the Executive shall be deemed to remain an independent consultant of the Company for purposes of the E-Parco S.A.R.L. Shareholder's Agreement, dated February 20, 1999 until December 31, 2005.

(h) The Executive acknowledges that during the term of the Consultancy Agreement, he shall not be considered an employee of the Company and shall not be eligible to participate in any Company employment rights or benefits, without prejudice to the benefits provided by this agreement.